EXHIBIT 21.1

LIST OF SUBSIDIARIES

1. ecoMates, LLC

Jurisdiction of Formation:   Nevada

Names under which business is conducted: ecoMates, LLC

2. Ethos Scientific, LLC

Jurisdiction of Formation:   Nevada

Names under which business is conducted: Ethos Scientific, LLC

3. Regeneca International, Inc.

Jurisdiction of Formation:   Nevada

Names under which business is conducted: Regeneca International, Inc.

4. EEI Acquisition Corporation

Jurisdiction of Formation:   Nevada

Names under which business is conducted: EEI Acquisition Corporation